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EXHIBIT 10.4

(Not for Residential Use - N.J.S.A. 56:12-1; 46.8-48)	Preparer's Name (Print signer's name below signature)
Lease Agreement	........................................................................
This Agreement is made as of September 1, 2000,
Between
PALISADES PARK PLAZA NORTH, INC.
having an address at 2050 CENTER AVE. in the BOROUGH of FORT LEE BERGEN and State of NEW JERSEY,	in the County of , herein designated as the Landlord,
And NARA BANK
having a address at 29 West 30th Street in the City of New York and State of New York	in the County of , herein designated as the Tenant;

    Witnesseth that, the Landlord does hereby lease to the Tenant and the Tenant does hereby rent from the Landlord, the following described premises:

SPACE KNOWN AS:	N-11 PALISADES PARK PLAZA NORTH
118 BROAD AVENUE, PALISADES PARK, NEW JERSEY

for a term of FIVE (5) YEARS
 commencing on SEPTEMBER 1, 2000, and ending on AUGUST 31, 2005, to be used and occupied only and for no other purpose than

    BANKING OPERATION

    Upon the following Conditions and Covenants:

    1st: The Tenant covenants and agrees to pay the Landlord, as rent for and during the term hereof, the sum of in the following manner:

  ANNUAL RENTAL RATE OF $25,200 ($2,100.00) per month.
  SUCH RENT WILL INCREASE PER YEAR AT RATE OF 5% ANNUM COMPOUND AND LANDLORD WAIVE THE FIRST MONTH'S RENT FROM THE DATE OF AGREEMENT.

    2nd: The Tenant has examined the premises and has entered into this lease without any representation on the part of the Landlord as to the condition thereof. The Tenant shall take good care of the premises and shall at the Tenant's own cost and expense, make all repairs, including painting and decorating, and shall maintain the premises in good condition and state of repair, and at the end or other expiration of the term hereof, shall deliver up the rented premises in good order and condition, wear and tear from a reasonable use thereof, and damage by the elements not resulting from the neglect or fault of the Tenant, excepted. The Tenant shall neither encumber nor obstruct the sidewalks, driveways, yards, entrances, hallways and stairs, but shall keep and maintain the same in a clean condition, free from debris, trash, refuse, snow and ice.

    3rd: The Tenant shall promptly comply with all laws, ordinances, rules, regulations, requirements, and directives of the Federal, State, and Municipal Governments or Public Authorities and of all their departments, bureaus and subdivisions, applicable to and affecting the said premises, their use and occupancy, for the correction, prevention and abatement of nuisances, violations or other grievances in, upon or connected with the said premises, during the term hereof: and shall promptly comply with all orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority and of any insurance companies which have issued or are about to issue policies of insurance covering the said premises and its contents, for the prevention of fire or other casualty, damage or injury, at the Tenant's own cost and expense.

    4th: The Tenant shall not assign, mortgage or hypothecate this lease, nor sublet or sublease the premises or any part thereof; nor occupy or use the leased premises or any part thereof, nor permit or suffer the same to be occupied or used for any purposes other than as herein limited, nor for any purpose deemed unlawful, disreputable, or extra hazardous, on account of fire or other casualty.

    5th: No alterations, additions or improvements shall be made, and no climate regulating, air conditioning, cooling, heating or sprinkler systems, television or radio antennas, heavy equipment, apparatus and fixtures, shall be installed in or attached to the leased premises, without the written consent of the Landlord. Unless otherwise provided herein, all much alterations, additions or improvements and systems, when made, installed in or attached to the said premises, shall belong to and become the property of the Landlord and shall be surrendered with the premises and as part thereof upon the expiration or sooner termination of this lease, without hindrance, molestation or injury.

    6th: In case of fire or other casualty, the Tenant shall give immediate notice to the Landlord. If the premises shall be partially damaged by fire, the elements or other casualty, the Landlord shall repair the same as speedily as practicable, but the Tenant's obligation to pay the rent hereunder shall not cease. If, in the opinion of the Landlord, the premises be so extensively and substantially damaged as to render them untenantable, then the rent shall cease until such time as the premises shall be made tenantable by the Landlord. However, if, in the opinion of the Landlord, the premises be totally destroyed or so extensively and substantially damaged as to require practically a rebuilding thereof, then the rent shall be paid up to the time of such destruction and then and from thenceforth this lease shall come to an end. In no event however, shall the provisions of this clause become effective or be applicable, if the fire or other casualty and damage shall be the result of the carelessness, negligence or improper conduct of the Tenant or the Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors. In such case, the Tenant's liability for the payment of the rent and the performance of all the covenants, conditions and terms hereof on the Tenant's part to be performed shall continue and the Tenant shall be liable to the Landlord for the damage and loss suffered by the Landlord. If the Tenant shall have been insured against any of the risks herein covered, then the proceeds of such insurance shall be paid over to the Landlord to the extent of the Landlord's costs and expenses to make the repairs hereunder, and such insurance carriers shall have no recourse against the Landlord for reimbursement.

    7th: The Tenant agrees that the Landlord and the Landlord's agents, employees or other representatives, shall have the right to enter into and upon the said premises or any part thereof, at all reasonable hours, for the purpose of examining the same or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. This clause shall not be deemed to be a covenant by the Landlord nor be construed to create an obligation on the part of the Landlord to make such inspection or repairs.

    [ILLEGIBLE] show the premises to persons wishing to rent or purchase the same, and Tenant agrees that on and after next preceding the expiration of the term hereof, the Landlord or the Landlord's agents, employees or other representatives shall have the right to place notices on the front of said premises or any part thereof offering the premises for rent or for sale; and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

    9th: In case of the destruction of or any damage to the glass in the leased premises, or the destruction of or damage of any kind whatsoever to the said premises, caused by the carelessness, negligence or improper conduct on the part of the Tenant or the Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors, the Tenant shall repair the said damage or replace or restore any destroyed parts of the premises, as speedily as possible, at the Tenant's own cost and expense.

    10th: The Tenant shall not place nor allow to be placed any signs of any kind whatsoever, upon, in or about the said premises or any part thereof, except of a design and structure and in or at such places as may be indicated and consented to by the Landlord in writing. In case the Landlord or the Landlord's agents, employees, or representatives shall deem it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon said premises or any part thereof, they may be so removed, but shall be replaced at the Landlord's expense when the said repairs, alterations or improvements shall have been completed. Any signs permitted by the Landlord shall at all times conform with all municipal ordinances or other laws and regulations applicable thereto.

    11th: The Landlord shall not be liable for any damage or injury which may be sustained by the Tenant or any other person, as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, lenders, gutters, valleys, downspouts or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, airconditioning or heating systems, elevators or hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other Tenant or of the Landlord or the Landlord's or this or any other Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure, beyond the control of the landlord, of any services to be furnished or supplied by the Landlord.

    12th: This lease shall not be a lien against the said premises in respect to any mortgages that may hereafter be placed upon said premises. The recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien to this lease, irrespective of the date of recording and the Tenant agrees to execute any instruments, without cost, which may be deemed necessary or desirable, to further effect the subordination of this lease to any such mortgage or mortgages. A refusal by the Tenant to execute such instruments shall entitle the Landlord to the option of cancelling this lease, and the term hereof is hereby expressly limited accordingly.

    13th: The Tenant has this day deposited with the Landlord the sum of 3 month's security $7,500.00 as security for the payment of rent hereunder and the full and faithful performance by the Tenant of the covenants and conditions on the part of the Tenant to be performed. Said sum shall be returned to the Tenant, without interest, after the expiration of the term hereof, provided that the Tenant has fully and faithfully performed all such covenants and conditions and is not in arrears in rent. During the term hereof, the Landlord may, if the Landlord so elects, have recourse to such security, to make good any default by the Tenant, in which event the Tenant shall, on demand, promptly restore said security to its original amount. Liability to repay said security to the Tenant shall run with the reversion and title to said premises, whether any change in ownership thereof be by voluntary alienation or as the result of judicial sale, foreclosure or other proceedings, or the exercise of a right of taking or entry by any mortgages. The Landlord shall assign or transfer said security, for the benefit of the Tenant, to any subsequent owner or holder of the reversion or title to said premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be deemed to be release by the Tenant from all liability to return such security. This provision shall be applicable to every alienation or change in title and shall in no wise be deemed to permit the Landlord to retain the security after termination of the Landlord's ownership of the reversion or title. The Tenant shall not mortgage, encumber or assign said security without the written consent of the Landlord.

    14th: If for any reason it shall be impossible to obtain fire and other hazard insurance on the buildings and improvements on the leased premises, in an amount and in the form and in insurance companies acceptable to the Landlord, the Landlord may, if the Landlord so elects at any time thereafter, terminate this lease and the term hereof, upon giving to the Tenant fifteen days notice in writing of the Landlord's intention so to do, and upon the giving of such notice, this lease and the term thereof shall terminate. If by reason of the use to which the premises are put by the Tenant or character of or the manner in which the Tenant's business is carried on, the insurance rates for fire and other hazards shall be increased, the Tenant shall upon demand, pay to the Landlord, as rent, the amounts by which the premiums for such insurance are increased. Such payment shall be paid with the next installment of rent but in no case later than one month after such demand, whichever occurs sooner.

    15th: The Tenant shall pay when due all the rents or charges for water or other utilities used by the Tenant, which are or may be assessed or imposed upon the leased premises or which are or may be charged to the Landlord by the suppliers thereof during the term hereof, and if not paid, such rents or charges shall be added to and become payable as additional rent with the installment of rent next due or within 30 days of demand therefor, whichever occurs sooner.

    16th: If the land and premises leased herein, or of which the leased premises are a part, or any portion thereof, shall be taken under eminent domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condemnation thereof, or if in lieu of any formal condemnation proceedings or actions, the Landlord shall grant an option to purchase and or shall sell and convey the said premises or any portion thereof, to the governmental or other public authority, agency, body or public utility, seeking to take said land and premises or any portion thereof, then this lease, at the option of the Landlord, shall terminate, and the term hereof shall end as of such date as the Landlord shall fix by notice in writing; and the Tenant shall have no claim or right to claim or be entitled to any portion of any amount which maybe awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings; and all rights of the Tenant to damages, if any, are hereby assigned to the Landlord. The Tenant agrees to execute and deliver any instruments, at the expense of the Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the said lands and premises or any portion thereof. The Tenant covenants and agrees to vacate the said premises, remove all the Tenant's personal property therefrom and deliver up peaceable possession thereof to the Landlord or to such other party designated by the Landlord in the aforementioned notice. Failure by the Tenant to comply with any provisions in this clause shall subject the Tenant to such costs, expenses, damages and losses as the Landlord may incur by reason of the Tenant's breach hereof.

    17th: If there should occur any default on the part of the Tenant in the performance of any conditions and covenants herein contained, or if during the term hereof the premises or any part thereof shall be or become abandoned or deserted, vacated or vacant, or should the Tenant be evicted by summary proceedings or otherwise, the Landlord, in addition to any other remedies herein contained or as may be permitted by law, may either by force or otherwise, without being liable for prosecution therefor, or for damages, re-enter the said premises and the same have and again possess and enjoy; and as agent for the Tenant or otherwise, re-let the premises and receive the rents therefor and apply the same, first to the payment of such expenses, reasonable attorney fees and costs, as the Landlord may have been put to in re-entering and repossessing the same and in making such repairs and alterations as may be necessary; and second to the payment of the rents due hereunder. The Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by the Landlord, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by the Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month.

    18th: Upon the occurrence of any of the contingencies set forth in the preceding clause, or should the Tenant be adjudicated a bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against the Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors, or if this lease or the estate of the Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale or by operation of law, the Landlord may, if the Landlord so elects, at any time thereafter, terminate this lease and the term hereof, upon giving to the Tenant or to any trustee, receiver, assignee, or other person in charge of or acting as custodian of the assets or property of the Tenant, five days notice in writing, of the Landlords' intention so to do. Upon the giving of such notice, this lease and the term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this lease for the expiration hereof; and the Landlord shall have the right to remove all persons, goods, fixtures and chattels therefrom, by force or otherwise, without liability for damages.

    19th: Any equipment, fixtures, goods or other property of the Tenant, not removed by the Tenant upon the termination of this lease, or upon any quitting, vacating or abandonment of the premises by the Tenant, or upon the Tenant's eviction, shall be considered as abandoned and the Landlord shall have the right, without any notice to the Tenant, to sell or otherwise dispose of the same, at the expense of the Tenant, and shall not be accountable to the Tenant for any part of the proceeds of such sale, if any.

    20th: If the Tenant shall fail or refuse to comply with and perform any conditions and covenants of the within lease, the Landlord may, if the Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense of the Tenant, and the said cost and expense shall be payable on demand, or at the option of the Landlord shall be added to the installment of rent due immediately thereafter but in no case later than one month after such demand, whichever occurs sooner, and shall be due and payable as such. This remedy shall be in addition to such other remedies as the Landlord may have hereunder by reason of the breach by the Tenant of any of the covenants and conditions in this lease contained.

    21st: This lease and the obligation of the Tenant to pay the rent hereunder and to comply with the covenants and [ILLEGIBLE]

    22nd: The terms, conditions, covenants and provisions of this lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

    23rd: The various rights, remedies, options and elections of the Landlord, expressed herein, are cumulative, and the failure of the Landlord to enforce strict performance by the Tenant of the conditions and covenants of this lease or to exercise any election or option or to resort or have recourse to any remedy herein conferred or the acceptance by the Landlord of any installment of rent after any breach by the Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by the Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.

    24th: All notices required under the terms of this lease shall be given and shall be complete by mailing such notices by certified or registered mail, return receipt requested, to the address of the parties as shown at the head of this lease, or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner.

    25th: The Landlord covenants and represents that the Landlord is the owner of the premises herein leased and has the right and authority to enter into, execute and deliver this lease; and does further covenant that the Tenant on paying the rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the leased premises for the term aforementioned.

    26th: This lease contains the entire contract between the parties. No representative, agent or employee of the Landlord has been authorized to make any representations or promises with reference to the within letting or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof, shall be binding unless reduced to writing and signed by the Landlord and the Tenant.

    27th: Sublet Assignment: Tenant shall not have the right to sublet the rented premises in question. However, Tenant shall have the right to assign this lease to a new Tenant upon receiving the consent of the Landlord, which consent shall not be reasonably withheld. An assignment of this Lease shall not relieve the Tenant of the obligations of this Lease.

    28th: Late Charge: Tenant agree that a 5% late charge will be paid when rent is paid after the 10th of the month.

SUBJECT TO TWO RIDERS AND EXHIBIT "A" ANNEXED HERETO AND MADE A PART HEREOF.

    The Landlord may pursue the remedy sought in any invalid clause, by conforming the said clause with the provisions of the statutes or the regulations of any governmental agency in such case made and provided as if the particular provisions of the applicable statutes or regulations were set forth herein at length.

    In all references herein to any parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require. All the terms, covenants and conditions herein contained shall be for and shall insure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns.

    In Witness Whereof, the parties hereto have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers and their proper corporate seal to be hereto affixed, the day and year first above written.

Signed, Sealed and Delivered	PALISADES PARK PLAZA NORTH, INC.
in the presence of
or Attested by	By: /s/ KWANG KEH
	KWANG KEH/PRESIDENT	Landlord

	NARA BANK	Tenant
By: /s/ JUNG W. RYU
	JUNG W. RYU, VICE PRESIDENT	Tenant

Addendum to Lease Between Palisades Park Plaza North, Inc.
hereinafter referred to as Landlord and NARA BANK
hereinafter referred to as Tenant.

    28:  Tenant shall pay in each tax year during the term, as additional rent as N-11, 5.62% percent of the entire real estate and other ad valorm taxes (including, without limitation, special assessments, with respect to the entire premises including all building and other improvements situated thereon). These taxes included, but are not limited to the real estate tax, real estate rental receipts, or gross receipt tax or any other tax imposed by Federal, State or Local taxing authorities as a substitute for or an addition to the current method of property taxation used for the funding of governmental services.

    Total taxes payable shall also include the cost of any contest or field pursued in an effort to reduce the tax or assessment on which any tax or other impositon provided for in this section is based, including attorneys and appraisal fees.

    The tax payments required hereunder shall be paid by Tenant within thirty (30) days in a lump sum payment of receipt by Tenant of tax bill from Landlord.

    In addition thereto, Tenants shall also pay, as additional rent, 5.62% of all maintenance and common charges for the entire building of which this space is a part thereof. Said payments shall be made in the same manner as the tax payments noted above.

    29:  Tenant has inspected the premises and accepts same as is. Any improvements done by the Tenant, or required to be done in order for the Tenant to obtain a Certificate of Occupancy for the premises in question, shall be done at the sole and exclusive expense of the Tenant.

    30:  All trade fixtures and apparatus (as distinguished from Leasehold improvements) owned by the Tenant and installed in the premises shall remain the property of Tenant and shall be removable at any time, including the expiration of the Term, provided Tenant shall not at such time be in default of any terms of covenants of this Lease. If Tenant is in default, Landlord shall have the benefit of any applicable lien on Tenant's property located in or on the premises as may be permitted under the laws of the State where the premises are located and in the event a lien is asserted by Landlord in any manner or by operation of law. Tenant shall remove or permit the removal of said property until the lien has been removed and all defaults have been cured.

    31:  In regard to use and occupancy of the premises and the common facilities, Tenant will, at its expense: (a) keep the inside and outside of all glass doors and windows of the premises clean; (b) replace promptly any cracked or broken glass of the premises with glass of like kind and quaility; (c) maintain the premises in a clean, orderly, and sanitary condition and free of insects, rodents, vermin and other pests; (d) keep any garbage, trash, rubbish or refuse in containers within the interior or the premises until removed: (e) have such garbage, trash, rubbish, and refuse removed on a daily basis: (f) keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the premises: (g) comply with all rules, laws, ordinances, and regulations of governmental authorities and all recommendations of the Fire Underwriter's Rating Bureau now or hereafter in effect: (h) conduct its business in all respects in a dignified manner in accordance with high standards of operation consistent with the quality of operation of the entire premises as reasonably determined by Landlord.

    B.  In regard to use and occupancy of the premises and common facilities, Tenant will not: (a) place or maintain any merchandise, trash, refuse, or other articles in any vestibule or entry of the premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the premises so as to obstruct any driveway, footwalk, parking area, or any other common facility: (b) permit the parking of delivery vehicles so as to interfere with the use of any driveway, footwalk, parking area, or other common facility in the entire premises: (c) receive or ship articles of any kind except through services facilities provided by the Landlord: (d) conduct or permit to be conducted any auction, fire, going out of business, bankruptcy, or other similar type of sale in or connected with the premises: (e) use or permit the use of any portion of the premises for any unlawful purpose: and (f) place a load upon any floor which exceeds the floor load which the was designed to carry or allowed by law.

    32.  Landlord shall have the obligation to make all structural repairs to the exterior of the premises, excluding any doors, door frames, windows or glass: provided Tenant shall give Landlord written notice of the necessity for such repairs and provided that the damage thereto shall not have been caused by negligence of Tenant, its agents, officers, employees, licensees or contractors, in which event Tenant shall be responsible therefor. Landlord shall be under no liability for repair, maintenance, alteration, or any other action with respect to the premises or, any part thereof, or any plumbing, electrical, or other mechanical installations therein, exterior of the premises, doors, door frames, windows and glass with respect to which Tenant shall make all repairs. Landlord shall be responsible for the care and maintenance of the roof.

    33.  Tenant will keep all non-structural elements and other items, aforementioned, and the interior of the premises, together with all electrical, plumbing, and other mechanical installations therein, in good order and repair and will make all replacements thereto at its expense; and will surrender the premises at the expiration of the terms or at such other times as it may vacate the premises in as good condition as when received, excepting depreciation caused by ordinary wear and tear, damage by fire, and unavoidable accidents or Acts of God. Tenant will not overload the electrical wiring serving the premises or within the premises, and will install at its expense any additional electrical wiring which may be required in connection with Tenant's apparatus.

    B.  Any damage sustained by any party caused by mechanical, electrical, plumbing, or any other equipment or installations, whose maintenance and repair is the responsibility of Tenant shall be paid by Tenant, and Tenant shall indemnify and hold Landlord harmless from and against any and all claims, actions, damages, and liability in connection therewith, including but not limited to reasonable attorneys' and other professional fees, and any other cost which Landlord might reasonably incur.

    34.  Tenant will pay for its own gas, water and electric services, which the parties anticipate will be separately provided and metered to the premises, at tenant's cost, and if separately charge to Tenant, sewer, refuse removal, sprinkler, and any other utility or other charges against the premises. It is the intention of the parties that Tenant will pay in full all utilities and services directly charged or billed against the premises and that Tenant will pay in full the costs and charges billed against the premises so that the annual basic rental provided herein shall be absolutely net to Landlord.

    B.  Landlord shall incur no liability whatsoever should any utility become unavailable from any public utility company, public authority, or any other person, firm or corporation, including Landlord, supplying such utility.

    35.  Tenant will keep in force at its expense as long as this Lease remains in effect and during such other time as Tenant occupies the premises or any part thereof, public liability, insurance, including contractual liability, with respect to the premises in companies and in form acceptable to the Landlord with minimum limits of $100,000.00 on account of bodily injuries to or death of one person and $300,000.00 on account of bodily injuries to or death of more than one person as a result of any one accident or disaster; property damage insurance with minimum limits of $100/$300 Thousand and all-risk insurance at replacement cost value on Tenant's personal property, including inventory, trade fixtures, wall and floor coverings, furniture and other property removable by Tenant and leasehold improvements either existing within the premises at the commencement of this Lease, or installed by Tenant during the term of this Lease: provided, however, that Tenant's insuring of the leasehold improvements used by it shall in no way confer on Tenant any property rights to same. Tenant will further deposit the policy or policies of such insurance or certificates thereof with Landlord, which policies shall name Landlord or its designee and any mortgage of the entire premises as additional named insured, and shall also contain a provision stating that such policy or policies shall not be cancelled or modified except after thirty (30) days written notice to Landlord. If the nature of Tenant's operation is such as to place any or all of its employees under the coverage of local workmen's compensation or similar statutes, Tenant shall also keep in force, at its expense, so long as this Lease remains in effect and during such other times as Tenant occupies the premises or any part thereof, workmen's compensation or similar insurance affording statutory coverage and containing statutory limits. All policies of insurance shall be issued by insurers authorized to conduct that type of business in New Jersey, which shall, at all times, have policyholders rating of 'A' or better, and financial rating of 'AAA' or better, in the then current edition of Best's Insurance Guide. If Tenant shall comply with its covenants made in this Section 36. Landlord may cause insurance as aforesaid to be issued, and that event, Tenant agrees to pay, as additional rental, the premiums for such insurance upon Landlord's demand together with interest at 18% per annum.

Tenant shall pay in each calendar year during the term of this Lease as additional rent to N-11, 5.62% percent of the entire Fire Insurance Policy that Landlord has on the entire premises in question including all buildings and other improvements.

The Fire Insurance payments required hereunder shall be paid by Tenant within thirty (30) days in a lump sum payment of receipt by Tenant of the Fire Insurance bill from Landlord.

    36.  Tenant will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liabilities, and expenses, including reasonable attorney's and other professional fees, in connection with loss of life, personal injury, and/or damage to property arising from or out of the occupancy or use by Tenant of the premises or any part thereof or any part of the Landlord's property.

    B.  Landlord shall not be liable for any damage or injury which may be sustained by Tenant or any other person as a consequence of the failure, breakage, leakage, or obstruction of the water, plumbing, steam, gas, sewer, waste, or spoil pipes, roof, drains, leaders, gutters, valleys, downspouts, or the like, or of the electrical, ventilation, air-conditioning, gas, power, conveyor, refrigeration, sprinkler, heating or other systems, elevators, or hoisting equipment, if any, in the premises or the entire premises or by reason of the elements; or resulting from acts, conduct, or omissions on the part of Tenant or of Tenant's agents, employees, guests, licensees, invitees, assignees, or successors, or on the part of any other person or entity except Landlord's own negligence.

    37.  Wherever written consent of the Landlord is required, in the main lease of this rider, it shall be deemed that such consent shall not be unreasonably withheld.

    38.  Tenant acknowledges that it has the obligation to obtain all necessary Federal, State, Municipal and County approvals for the Use and Occupancy of the demised premises in question.

    39.  Prior to Tenant vacating the premises in question the Tenant shall be obligated in complying with all applicable environmental statutes and codes of the State of New Jersey which codes include Tenants compliance with ECRA.

DATED: As of September 1,2000	PALISADES PARK PLAZA NORTH, INC.
By: /s/ KWANG KEH
Kwang Keh, President/Landlord
NARA BANK
By: /s/ JUNG W. RYU
Jung W. Ryu, Vice President & L.P.O./ Tenant Manager

SECOND RIDER TO LEASE AGREEMENT

    The provisions of this rider are hereby incorporated into and made a part of the lease dated as of September 1, 2000, between PALISADES PARK PLAZA NORTH, INC., having an address at 2050 Center Avenue, Fort Lee, N.J. 07024 ("Landlord", and NARA BANK, having an address at 29 West 30th Street, New York, N.Y. 10001 ("Tenant") for that certain premises located in the Borough of Palisades Park, County of Bergen and State of New Jersey, commonly known as 118 Broad Avenue, Suite N-11, Palisades Park, N.J. 07650 (the "Premises"). If there is any conflict between the provisions of this second rider and the remainder of this lease, the provisions of this rider shall govern.

R1.	Notwithstanding anything in this lease to the contrary, Landlord represents and warrants that the heating, air conditioning, electrical, plumbing and all other systems in the Premises shall be in good working order and condition at the time of the commencement of the term of this Lease and the roof and structure of the Premises shall be free of water leaks or in need of repair at the time of the commencement of the term of this Lease.
R2.
It is expressly agreed and understood that whenever Landlord's prior consent or approval shall be required, such prior consent or approval shall not be unreasonably or arbitrarily withheld, delayed, conditioned or denied. Landlord's failure to respond to the Tenant's written request for any such consent or approval within ten (10) business days shall be construed as Landlord's consent.
R3.
Landlord represents and warrants as a condition of this lease that it possesses good marketable fee title to the Premises; that it is authorized to make this lease for the term aforesaid; that the provisions of this lease do not or will not conflict with or violate the provisions of existing or future agreements between Landlord and third parties; that the certificate of occupancy for the Premises allows Tenant to use and enjoy the Premises and for the purposes set forth in this lease; that the Premises and, the uses thereof for the purposes specified in this lease are in conformity with all applicable laws, and that Landlord will deliver the Premises to Tenant, free of all tenants and occupants and claims thereto unless otherwise agreed in this lease.
R4.	Further supplementing Paragraph 6 of the printed lease, it is agreed as follows:

(A) If any portion of the Premises is damaged by fire, earthquake, flood or other casualty, or by any other cause of any kind or nature (the "Damaged Property") and the Damaged Property can, in the opinion of Landlord's architect reasonably exercised, be repaired within sixty (60) days from the date of the damage, Landlord shall proceed immediately to make all of such repairs. This lease shall not terminate, but Tenant shall be entitled to a pro rata abatement of all rents payable during the period commencing on the date of the damage and ending on the date the Damaged Property is repaired as aforesaid and the Premises are delivered to Tenant. The extent of rent abatement shall be based upon the portion of the Premises rendered untenantable, unfit or inaccessible for use by Tenant for the purposes stated in this lease during such period. When required by this provision, the architect's opinion shall be delivered to Tenant within fifteen (15) days from the date of the damage. The architect's opinion shall be made in good faith after a thorough investigation of the facts required to make an informed judgment. The architect shall consider and include as part of his evaluation the period of time necessary to obtain the required approvals of the mortgagee and insurer, to order and obtain materials, and to engage contractors.

(B) If (i) in the opinion of Landlord's architect reasonably exercised, damage to the Damaged Property cannot be repaired within sixty (60) days from the date of the damage, or (ii) Landlord commences and proceeds with due diligence but fails to complete the repair of the Damaged Property as required by Section R4(A) within the sixty (60) day period, or (iii) the term will expire within one (1) year from the date of the damage and Tenant fails to extend the term in accordance with any right granted elsewhere under this Lease within sixty (60) days from the date of the damage, either party may terminate this Lease as follows: (a) for the reason stated in subparagraph (i), by notice to the other within twenty (20) days from the date on which the architect's opinion is delivered to Tenant; (b) for the reason stated in subparagraph (ii), by such notice within twenty (20) days from the end of the sixty (60) day period, and (c) for the reason stated in subparagraph (iii), by such notice within thirty (30) days from the date of the damage. Upon termination, all rents shall be apportioned as of the date of the damage and all prepaid rents shall be repaid.

(C) If neither party exercises its option to terminate hereunder, Landlord shall, with due diligence, repair the Damaged Property as a complete architectural unit of substantially the same usefulness, design and construction existing immediately prior to the damage. Tenant shall be entitled to a pro rata abatement of all rents in the manner and to the extent provided in Section R4(A).
(D) The word "repair" shall include rebuilding, replacing and restoring the Damaged Property.
R5.
Further supplementing Paragraph 8 of the printed lease, it is agreed that Landlord's entry upon the Premises for the purposes described therein shall be only upon prior notice to the management of Tenant and at reasonable times, and not earlier than ninety (90) days before expiration of the term of this lease.
R6.
Further supplementing Paragraph 12 of the printed lease, it is agreed that so long as Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of the rents or in the performance of any of the terms, covenants or conditions of this lease, Tenant will not be joined as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under this lease.
R7.	Notwithstanding anything in Paragraph 13 of the printed lease to the contrary, it is agreed as follows:

(A) The rent security deposit will be held in escrow by the law firm of David Watkins, Esq., 285 Closter Dock Road, Closter, New Jersey 07624 (the "Escrow Agent") until October 1, 2000. In the event this lease is canceled by Tenant in accordance with the terms set forth in Paragraph R13 hereof prior to October 1, 2000, the rent security deposit will be immediately refunded by the Escrow Agent to Tenant. In the event this lease is not canceled by Tenant in accordance with the terms set forth in Paragraph R13 hereof prior to October 1, 2000, the rent security deposit will be turned over by the Escrow Agent to Landlord.

(B) Except as stated above, the rent security deposit will be refunded to Tenant not later than within thirty (30) days after the expiration of the term of this lease. If, however, this lease is canceled by Tenant in accordance with the terms set forth in Paragraph R13 hereof after October 1, 2000, the rent security deposit will be refunded to Tenant not later than within thirty (30) days after the effective date of such cancellation.

R8.
Notwithstanding anything in this lease to the contrary, Tenant may assign or sublet the whole or any part of the Premises to an affiliated corporation, or to any corporation with which it shall be merged or consolidated or which shall acquire the assets of Tenant, provided Tenant first supplies Landlord with all written evidence necessary to satisfy Landlord of the relationship between Tenant and the affiliated or merged corporation. As used herein, affiliated corporation with respect to Tenant shall mean any corporation related to Tenant as a parent, subsidiary or brother-sister corporation so that such corporation and Tenant and other corporations constitute a controlled group as determined under Section 1563 of the Internal Revenue Code of 1986, as amended and as elaborated by the Treasury Regulations promulgated thereunder.
R9.
Landlord hereby represent to Tenant that to the best of Landlord's knowledge, information and belief, Landlord, its predecessor in title and/or any of the present or prior occupants of the building where the Premises is located never violated any environmental laws applicable to the Building, inclusive of but not limited to the Industrial Sire Recovery Act (ISRA) and Liquid Underground Storage Tank Act (LUST). Landlord agrees and it hereby does indemnify and hold Tenant harmless from and against any and all claims, expenses, losses and liability arising by virtue of any violation of any applicable environmental laws arising, caused, created or in any manner related to an event prior to the commencement date of this lease.
R10.	It is agreed that during the term of the lease, Tenant shall have the reserved use of one (1) designated and marked parking space within the parking area of the building where the Premises is located.
R11.
Tenant is hereby granted the right to install within the building where the Premises is located an Automated Teller Machine (ATM) and Landlord agrees to provide Tenant with the adequate space to accommodate such installation. Tenant shall have the right to determine the selection of the type of ATM. Tenant shall supply insurance in the same manner as set forth in Paragraph 35 of this lease.
R12.
Notwithstanding any other provision of this Lease, in the event Tenant or its successors or assignees shall become insolvent, bankrupt or make any assignment for the benefit of creditors, or if it or their interests hereunder shall be levied upon or sold under execution or other legal process, or in the event the bank to operated on the Premises is closed or taken over by the Superintendent of Banks of the State of New York, State of New Jersey or any other bank supervisory authority, Landlord may terminate this Lease only with the concurrence of said Superintendent or other bank supervisory authority, and any such authority shall in any event have the choice to either continue or terminate this Lease, provided that if this Lease is so terminated, the maximum claim of Landlord for damages or indemnity resulting from such rejection or early termination of this Lease shall be the amount equal to the unpaid rent accrued without acceleration until the date of the surrender of the premises to the Landlord or the date of re-entry of Landlord, whichever shall be earlier.
R13.	Notwithstanding anything in this lease to the contrary, it is agreed as follows:

(A) This Lease and Tenant's duty of performance thereunder are expressly contingent upon Tenant's ability to obtain any and all required governmental approvals for the opening of a loan office from the New Jersey State Banking Department and Federal Deposit Insurance Corporation. Tenant agrees to promptly apply for such approvals, pursue its applications with due diligence, and promptly notify Landlord upon its receipt thereof. In the event Tenant fails to secure all required approvals within sixty (60) days from the execution of this lease by both parties, then either party may, at such party's option, cancel this lease upon ten (10) business days notice to the other party.

(B) In the event Landlord shall elect to cancel this lease pursuant to the terms of the within provision, Tenant shall have the right to waive this contingency within three (3) business days after Tenant's receipt of Landlord's notice of cancellation in which event this lease shall remain in full force and effect except that the contingency described Paragraph R13(A) shall be deemed fully satisfied.
(C) In the event this lease is canceled by either party pursuant to the terms of this provision, the rent shall be adjusted as of the effective date of such cancellation.
R14.
Tenant is hereby granted one (1) option to renew the term of this lease for an additional term of five (5) years, commencing in September 1, 2005, and ending on August 31, 2010, upon the same terms and conditions as set forth in this lease. Said option shall be exercised, in writing, served upon Landlord not later than three (3) months prior to the term of this lease.
R15.	Intentionally omitted.
R16.
Landlord hereby consents to Tenant's placement of a sign upon the building where the Premises is located, with the design and size of such sign and the position of its placement to be as shown on Exhibit A annexed hereto. It is understood that such sign shall be in full compliance with all applicable municipal laws and regulations.
Attest:		NARA BANK
By:	By:	/s/ JUNG W. RYU
Jung W. Ryu, Vice President & L.P.O Manager
Witness:		PALISADES PARK PLAZA NORTH, INC.
	By:	/s/ KWANG KEH
Kwang Keh, President 8/28/2000

EXHIBIT "A"

     [GRAPHIC - NARA BANK STORE FRONT]

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EXHIBIT 10.4
Addendum to Lease Between Palisades Park Plaza North, Inc. hereinafter referred to as Landlord and NARA BANK hereinafter referred to as Tenant.
SECOND RIDER TO LEASE AGREEMENT
EXHIBIT "A"